Exhibit 99.1

Revolve Group Announces Third Quarter 2024 Financial Results

Los Angeles, CA – November 5, 2024 - Revolve Group, Inc. (NYSE: RVLV), the next-generation fashion retailer for Millennial and Generation Z consumers, today announced financial results for the third quarter ended September 30, 2024.

Third Quarter 2024 Financial Summary

	Three Months Ended September 30,
	2024	2023	YoY Change
	(in thousands, except percentages)
Net sales	$283,146	$257,603	10%
Gross profit	$144,867	$133,232	9%
Gross margin	51.2%	51.7%
Net income	$10,751	$3,178	238%
Adjusted EBITDA (non-GAAP financial measure)	$17,503	$9,484	85%
Net cash provided by operating activities	$9,052	$12,486	(28%)
Free cash flow (non-GAAP financial measure)	$6,171	$11,492	(46%)

Operational Metrics

	Three Months Ended September 30,
	2024	2023	YoY Change
	(in thousands, except average order value and percentages)
Active customers (trailing 12 months)	2,628	2,510	5%
Total orders placed	2,200	2,133	3%
Average order value	$303	$299	1%

Co-Founder and Co-CEO Commentary

“We delivered exceptional results in the third quarter, highlighted by double-digit top-line growth, significant expansion of net income, and 85% growth in Adjusted EBITDA year-over-year,” said co-founder and co-CEO Mike Karanikolas. "Key contributors to our increased profitability were meaningfully improved efficiency in our logistics costs, continued improvement in our return rate, and increased marketing efficiency year-over-year.”

“Our strong quarter is a result of our execution on key growth and efficiency initiatives, which have helped us continue our net sales momentum into the first month of the fourth quarter of 2024,” said co-founder and co-CEO Michael Mente. “We achieved these strong financial results while continuing to invest in initiatives that we believe set us up well for market share gains over the long-term, including international expansion, leveraging AI technology for merchandising and marketing enhancements, expansion into physical retail, and broadening our owned brand capabilities.”

Additional Third Quarter 2024 Metrics and Results Commentary

•
Trailing 12-month Active customers grew to 2,628,000 as of September 30, 2024, an increase of 5% year-over-year.
•
Net sales were $283.1 million, a year-over-year increase of 10%.
•
Gross profit was $144.9 million, a year-over-year increase of 9%.
•
Gross margin was 51.2%, a decrease of 56 basis points year-over-year that primarily reflects deeper markdowns within our markdown inventory, a higher mix of third-party brand sales, higher inventory valuation adjustments, and increased shipping rates for inbound merchandise from vendors.
•
Fulfillment costs were $9.3 million, or 3.3% of net sales, compared to $9.2 million, or 3.6% of net sales, in the third quarter of 2023. The increased fulfillment efficiency year-over-year as a percentage of net sales primarily reflects a lower proportion of returned purchases and an increase in average order value.
•
Selling and distribution costs were $47.9 million, or 16.9% of net sales, compared to $48.9 million, or 19.0% of net sales, in the third quarter of 2023. The increased efficiency year-over-year as a percentage of net sales primarily reflects lower shipping rates, a lower proportion of returned purchases, and higher average order value year-over-year, partially offset by higher merchant processing fees.
•
Marketing costs were $39.5 million, or 14.0% of net sales, compared to $39.6 million, or 15.4% of net sales, in the third quarter of 2023. The increased marketing efficiency year-over-year as a percentage of net sales primarily reflects efficiencies in our brand marketing and performance marketing investments.
•
Net income was $10.8 million, an increase from $3.2 million in the third quarter of 2023. Net income in the prior-year period included $6.6 million in non-routine costs ($5.0 million, net of taxes) related to an accrual and a charge for a settled legal matter.
•
Adjusted EBITDA was $17.5 million, a year-over-year increase of 85% that primarily reflects a year-over-year increase in net sales and gross profit combined with increased year-over-year efficiency in our selling and distribution costs, marketing investment and fulfillment costs.
•
Diluted earnings per share (EPS) was $0.15, an increase from $0.04 in the third quarter of 2023.

Additional Net Sales Commentary

•
REVOLVE segment net sales were $243.4 million, a year-over-year increase of 12%.
•
FWRD segment net sales were $39.7 million, essentially flat year-over-year.
•
Domestic net sales were $222.7 million, a year-over-year increase of 7%.
•
International net sales were $60.5 million, a year-over-year increase of 20%, driven by growth in all major regions.

Cash Flow and Balance Sheet

•
Net cash provided by operating activities was $9.1 million in the third quarter and $22.8 million in the nine-month year-to-date period ended September 30, 2024 and free cash flow was $6.2 million in the third quarter and $16.2 million in the nine-month year-to-date period. The reduced cash flow provided by operating activities year-over-year for the nine-month year-to-date period in 2024 primarily reflects growth in our inventory balance compared to a declining inventory balance in the first nine months of 2023, partially offset by higher net income and changes in working capital excluding inventory.
•
Stock repurchases were $1.9 million for the third quarter ended September 30, 2024, exclusive of broker fees and excise taxes. The company repurchased 118,193 shares of its Class A common stock during the third quarter at an average cost of $15.67 per share. $57.6 million remained available under the company's $100 million stock repurchase program as of September 30, 2024.
•
Cash and cash equivalents were $252.8 million as of September 30, 2024, an increase of $8.1 million, or 3%, from $244.7 million as of June 30, 2024. Our balance sheet as of September 30, 2024 remains debt free. The year-over-year decrease in cash and cash equivalents compared to September 30, 2023 primarily reflects our cash flow generated from operations that was more than offset by $29.8 million in stock repurchases during the past four quarters.
•
Inventory as of September 30, 2024 was $240.0 million, an increase of $37.2 million, or 18%, from September 30, 2023.

Additional trend information regarding Revolve Group’s third quarter of 2024 financial results and operating metrics is available in the Q3 2024 Financial Highlights presentation available on our investor relations website: https://investors.revolve.com/events-and-presentations/default.aspx

Results Since the End of the Third Quarter of 2024

Net sales in October 2024 increased by a low-double digit percentage year-over-year, a sequential improvement compared to the year-over-year trend reported for the third quarter of 2024.

2024 Business Outlook

Based on information available to us as of November 5, 2024, we are providing the following guidance for the full year ending December 31, 2024 and the fourth quarter ending December 31, 2024.

	Updated FY 2024 Outlook	Prior FY 2024 Outlook
Gross margin	52.2%	52.5% to 53.0%
Fulfillment expenses	3.3% of net sales	3.3% to 3.5% of net sales
Selling and distribution expenses	17.5% of net sales	17.8% to 18.0% of net sales
Marketing expenses	15.1% of net sales	15.3% to 15.5% of net sales
General and administrative expenses	$136.0 million	$135 million to $138 million
Effective tax rate	26%	25% to 26%

Fourth Quarter 2024 Outlook
Gross margin	51.2% to 51.5%
Fulfillment expenses	3.4% of net sales
Selling and distribution expenses	17.3% of net sales
Marketing expenses	15.9% of net sales
General and administrative expenses	$35.6 million

Conference Call Information

Revolve Group management will host a call today at 4:30 pm ET / 1:30 pm PT to discuss today’s results in more detail. To participate, please dial (888) 596-4144 within the United States or (646) 968-2525 outside the United States approximately 10 minutes before the scheduled start of the call. The conference ID for the call is 2756104. The conference call will also be accessible, live via audio broadcast, on the Investor Relations section of the Revolve Group website at investors.revolve.com. A replay of the conference call will be available online at investors.revolve.com. In addition, an audio replay of the call will be available for one week following the call and can be accessed by dialing (800) 770-2030 within the United States or (609) 800-9909 outside the United States. The replay conference ID is 2756104.

Forward-Looking Statements

This press release contains ''forward-looking statements'' within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. All statements other than statements of historical or current fact included in this press release are forward-looking statements, including but not limited to statements regarding our growth prospects and outlook for the fourth quarter and full year of 2024. Forward-looking statements include statements containing words such as "expect," "anticipate," "believe," "project," "will" and similar expressions intended to identify forward-looking statements. These forward-looking statements are based on our current expectations. Forward-looking statements involve risks and uncertainties. Our actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to changing economic conditions and their impact on consumer demand and our business, operating results and financial condition; demand for our products; supply chain challenges; inflationary pressures; wars and conflicts in Ukraine/Russia, Israel/Gaza and the Middle East; other geopolitical tensions; our fluctuating operating results; seasonality in our business; our ability to acquire products on reasonable terms; our e-commerce business model; our ability to attract customers in a cost effective manner; the strength of our brand; competition; fraud; system interruptions; our ability to fulfill orders; the impact of public health crises on our business, operations and financial results; the effect of claims, lawsuits, government investigations, other legal or regulatory proceedings or commercial or contractual disputes; and other risks and uncertainties included under the caption "Risk Factors" and elsewhere in our filings with the Securities and Exchange Commission, or SEC, including, without limitation, our Annual Report on Form 10-K for the year ended December 31, 2023 and our subsequent Quarterly Reports on Form 10-Q, including for the quarter ended September 30, 2024, which we expect to file with the SEC on November 5, 2024. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and we undertake no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.

Use of Non-GAAP Financial Measures and Other Operating Metrics

To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with Generally Accepted Accounting Principles in the United States of America (GAAP), we reference in this press release and the accompanying tables the following non-GAAP financial measures: Adjusted EBITDA and free cash flow.

The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and our non-GAAP measures may be different from non-GAAP measures used by other companies.

We use these non-GAAP financial measures to evaluate our operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain expenses that may not be indicative of our ongoing core operating performance. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when analyzing historical performance and liquidity and when planning, forecasting, and analyzing future periods.

For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP measures, please see the tables captioned “Reconciliation of Non-GAAP Financial Measures” included at the end of this release. We encourage reviewing the reconciliation in conjunction with the presentation of the non-GAAP financial measures for each of the periods presented. In future periods, we may exclude similar items, may incur income and expenses similar to these excluded items and may include other expenses, costs and non-recurring items.

Definitions of our non-GAAP financial measures and other operating metrics are presented below.

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP financial measure that we calculate as net income before other (income) expense, net; taxes; and depreciation and amortization; adjusted to exclude the effects of equity-based compensation expense, certain transaction costs and certain non-routine items. Adjusted EBITDA is a key measure used by management to evaluate our operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, the exclusion of certain expenses in calculating Adjusted EBITDA facilitates operating performance comparisons on a period-to-period basis and, in the case of exclusion of the impact of equity-based compensation, excludes an item that we do not consider to be indicative of our core operating performance.

Free Cash Flow

Free cash flow is a non-GAAP financial measure that we calculate as net cash provided by operating activities less cash used in purchases of property and equipment, and purchases of rental product. We view free cash flow as an important indicator of our liquidity because it measures the amount of cash we generate. Free cash flow also reflects changes in working capital.

Active Customers

We define an active customer as a unique customer account from which a purchase was made across our platform at least once in the preceding 12-month period. In any particular period, we determine our number of active customers by counting the total number of customers who have made at least one purchase in the preceding 12-month period, measured from the last date of such period. We view the number of active customers as a key indicator of our growth, the reach of our sites, the value proposition and consumer awareness of our brand, the continued use of our sites by our customers and their desire to purchase our products.

Total Orders Placed

We define total orders placed as the total number of orders placed by our customers, prior to product returns, across our platform in any given period. We view total orders placed as a key indicator of the velocity of our business and an indication of the desirability of our products and sites to our customers. Total orders placed, together with average order value, is an indicator of the net sales we expect to recognize in a given period.

Average Order Value

We define average order value as the sum of the total gross sales from our sites in a given period, prior to product returns, divided by the total orders placed in that period. We believe our high average order value demonstrates the premium nature of our product assortment. Average order value varies depending on the site through which we sell merchandise, the mix of product categories sold, the number of units in each order, the percentage of sales at full price, and for sales at less than full price, the level of markdowns.

About Revolve Group, Inc.

Revolve Group, Inc. (NYSE: RVLV) is the next-generation fashion retailer for Millennial and Generation Z consumers. As a trusted premium lifestyle brand and a go-to online source for discovery and inspiration, we deliver an engaging customer experience from a vast yet curated offering of apparel, footwear, accessories, beauty and home products. Our dynamic platform connects a deeply engaged community of millions of consumers, thousands of global fashion influencers and more than 1,000 emerging, established and owned brands.

We were founded in 2003 by our co-CEOs, Michael Mente and Mike Karanikolas. We sell merchandise through two complementary segments, REVOLVE and FWRD, that leverage one platform. Through REVOLVE, we offer an assortment of premium apparel, footwear, accessories and beauty products from emerging, established and owned brands. Through FWRD, we offer an assortment of curated and elevated iconic and emerging luxury brands. For more information, visit www.revolve.com.

Contacts:

Investors:

Erik Randerson, CFA

562.677.9513

IR@revolve.com

Media:

Jennifer Walker

revolve@walkerdrawas.com

REVOLVE GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net sales	$283,146	$257,603	$836,183	$810,941
Cost of sales	138,279	124,371	397,208	390,791
Gross profit	144,867	133,232	438,975	420,150
Operating expenses:
Fulfillment	9,268	9,185	27,933	27,657
Selling and distribution	47,930	48,925	146,810	151,276
Marketing	39,510	39,581	123,850	129,421
General and administrative	33,906	35,217	100,366	91,861
Total operating expenses	130,614	132,908	398,959	400,215
Income from operations	14,253	324	40,016	19,935
Other income, net	(192)	(3,984)	(9,784)	(12,950)
Income before income taxes	14,445	4,308	49,800	32,885
Provision for income taxes	3,694	1,130	12,799	8,232
Net income	10,751	3,178	37,001	24,653
Less: Net loss attributable to non-controlling interest	220	—	220	—
Net income attributable to Revolve Group, Inc. stockholders	$10,971	$3,178	$37,221	$24,653
Earnings per share of Class A and Class B common stock:
Basic	$0.16	$0.04	$0.53	$0.34
Diluted	$0.15	$0.04	$0.52	$0.33
Weighted average number of shares of Class A and Class B common stock outstanding:
Basic	70,673	73,262	70,802	73,358
Diluted	71,523	73,716	71,524	74,058

REVOLVE GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands, except share and per share data)

	September 30,	December 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$252,841	$245,449
Accounts receivable, net	11,527	12,405
Inventory	240,040	203,587
Income taxes receivable	4,058	1,625
Prepaid expenses and other current assets	76,529	65,523
Total current assets	584,995	528,589
Property and equipment (net of accumulated depreciation of $21,362 and $17,994 as of September 30, 2024 and December 31, 2023, respectively)	8,005	7,763
Right-of-use lease assets	38,567	36,440
Intangible assets, net	2,323	1,875
Goodwill	2,042	2,042
Other assets	4,996	2,172
Deferred income taxes	30,005	30,005
Total assets	$670,933	$608,886
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$60,388	$47,821
Income taxes payable	674	—
Accrued expenses	38,208	40,714
Returns reserve	76,187	63,780
Current lease liabilities	8,359	6,863
Other current liabilities	32,141	30,442
Total current liabilities	215,957	189,620
Non-current lease liabilities	34,165	34,126
Total liabilities	250,122	223,746
Stockholders’ equity:
Class A common stock, $0.001 par value; 1,000,000,000 shares authorized as of September 30, 2024 and December 31, 2023; 38,122,782 and 38,693,589 shares issued and outstanding as of September 30, 2024 and December 31, 2023, respectively	38	39
Class B common stock, $0.001 par value; 125,000,000 shares authorized as of September 30, 2024 and December 31, 2023; 32,590,170 and 32,597,119 shares issued and outstanding as of September 30, 2024 and December 31, 2023, respectively	33	33
Additional paid-in capital	123,883	116,713
Retained earnings	296,332	268,355
Non-controlling interest	525	—
Total stockholders’ equity	420,811	385,140
Total liabilities and stockholders’ equity	$670,933	$608,886

REVOLVE GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	Nine Months Ended September 30,
	2024	2023
Operating activities:
Net income	$37,001	$24,653
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,501	3,752
Rental product depreciation	416	—
Equity-based compensation	6,751	4,229
Bargain purchase gain	(1,883)	—
Changes in operating assets and liabilities:
Accounts receivable	878	(7,193)
Inventories	(33,704)	12,347
Income taxes receivable	(2,433)	(4,581)
Prepaid expenses and other current assets	(11,006)	(3,704)
Other assets	(459)	(434)
Accounts payable	12,567	(6,310)
Income taxes payable	674	1,206
Accrued expenses	(2,506)	4,373
Returns reserve	12,407	8,756
Right-of-use lease assets and current and non-current lease liabilities	(592)	2,236
Other current liabilities	1,162	7,888
Net cash provided by operating activities	22,774	47,218
Investing activities:
Purchases of property and equipment	(3,819)	(3,114)
Purchases of rental product	(2,781)	—
Cash paid for acquisition	(427)	—
Net cash used in investing activities	(7,027)	(3,114)
Financing activities:
Proceeds from the exercise of stock options, net of tax withholdings on share-based payment awards	890	486
Repurchases of Class A common stock	(11,876)	(12,584)
Net cash used in financing activities	(10,986)	(12,098)
Effect of exchange rate changes on cash and cash equivalents	2,631	169
Net increase in cash and cash equivalents	7,392	32,175
Cash and cash equivalents, beginning of period	245,449	234,724
Cash and cash equivalents, end of period	$252,841	$266,899
Supplemental disclosure of cash flow information:
Cash paid during the period for:
Income taxes, net of refund	$14,339	$11,580
Operating leases	$7,185	$5,649
Supplemental disclosure of non-cash activities:
Lease assets obtained in exchange for new operating lease liabilities	$7,180	$20,452

REVOLVE GROUP, INC. AND SUBSIDIARIES

SEGMENT INFORMATION

(Unaudited)

The following table summarizes our net sales and gross profit for each of our reportable segments (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
Net sales	2024	2023	2024	2023
REVOLVE	$243,421	$217,698	$718,545	$684,500
FWRD	39,725	39,905	117,638	126,441
Total	$283,146	$257,603	$836,183	$810,941

Gross profit
REVOLVE	$131,476	$119,003	$397,043	$370,474
FWRD	13,391	14,229	41,932	49,676
Total	$144,867	$133,232	$438,975	$420,150

The following table lists net sales by geographic area (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
United States	$222,650	$207,171	$666,840	$656,747
Rest of the world	60,496	50,432	169,343	154,194
Total	$283,146	$257,603	$836,183	$810,941

REVOLVE GROUP, INC. AND SUBSIDIARIES

KEY OPERATING AND FINANCIAL METRICS

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
	(in thousands, except average order value and percentages)
Gross margin	51.2%	51.7%	52.5%	51.8%
Adjusted EBITDA	$17,503	$9,484	$51,244	$34,871
Free cash flow	$6,171	$11,492	$16,174	$44,104
Active customers	2,628	2,510	2,628	2,510
Total orders placed	2,200	2,133	6,694	6,679
Average order value	$303	$299	$303	$296

REVOLVE GROUP, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(Unaudited)

A reconciliation of non-GAAP Adjusted EBITDA to net income for the three and nine months ended September 30, 2024 and 2023 is as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
	(in thousands)
Net income	$10,751	$3,178	$37,001	$24,653
Excluding:
Other income, net	(192)	(3,984)	(9,784)	(12,950)
Provision for income taxes	3,694	1,130	12,799	8,232
Depreciation and amortization	983	1,293	3,501	3,752
Equity-based compensation	2,098	1,228	6,751	4,229
Transaction costs	169	—	494	—
Non-routine items(1)	—	6,639	482	6,955
Adjusted EBITDA	$17,503	$9,484	$51,244	$34,871

(1)

Non-routine items in the nine months ended September 30, 2024 represent an accrual and a charge for a previously disclosed and now settled matter related to non-routine import and export fees. Non-routine items in the three and nine months ended September 30, 2023 represent an accrual and a charge related to a separate settled legal matter.

A reconciliation of non-GAAP free cash flow to net cash provided by operating activities for the three and nine months ended September 30, 2024 and 2023 is as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
	(in thousands)
Net cash provided by operating activities	$9,052	$12,486	$22,774	$47,218
Purchases of property and equipment	(1,037)	(994)	(3,819)	(3,114)
Purchases of rental product	(1,844)	—	(2,781)	—
Free cash flow	$6,171	$11,492	$16,174	$44,104
Net cash used in investing activities	$(2,881)	$(994)	$(7,027)	$(3,114)
Net cash used in financing activities	$(936)	$(12,508)	$(10,986)	$(12,098)